Exhibit 99.1
Chord Energy Reports First Quarter 2026 Financial and Operating Results, Updates 2026 Outlook and Declares Base Dividend
Houston, Texas — May 5, 2026 — Chord Energy Corporation (NASDAQ: CHRD) (“Chord,” “Chord Energy,” or the “Company”) today reported financial and operating results for the first quarter 2026.
Key Takeaways and Updates:
•Operational Strength: Cash Flow from Operations and Adjusted Free Cash Flow exceeded expectations in 1Q26, supported by oil volumes above the high-end of guidance and capital in line with expectations;
•Improving Efficiency: Strong drilling and completions (“D&C”) and production operations led Chord to increase FY26 oil volumes by 2 MBopd to 161 MBopd while keeping capital unchanged;
•4-Mile Lateral Update: Successfully executed and turned in line (“TIL”) the Toonie 5-well pad, representing Chord’s first full 4-mile DSU development. Execution and performance are in line with expectations;
•Shareholder Returns: Returned $145MM to shareholders through a base dividend of $1.30 per share and $71MM of share repurchases.

1Q26 Operational and Financial Highlights:
•Strong Volumes: Oil volumes of 158.0 MBopd exceeded the high-end of guidance and were 2.6% above the midpoint of guidance;
•Capital Discipline: CapEx of $342MM (excluding $3.0MM of reimbursable non-op CapEx) was in-line with the midpoint of guidance;
•Cost Control: LOE of $9.87/Boe was in-line with the midpoint of guidance;
•Realizations: Gas realizations were favorable, reflecting seasonally strong regional benchmark prices;
•Profitability: Net income was $108.6MM and Adjusted Net Income(1) was $258.9MM ($4.56/diluted share); and
•Cash Generation: Net cash provided by operating activities was $507.5MM, Adjusted EBITDA(1) was $713.0MM and Adjusted Free Cash Flow(1) was $324.0MM (excluding $3.0MM of reimbursable non-op CapEx).
(1) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under United States generally accepted accounting principles (“GAAP”).
“Chord delivered strong first quarter execution, demonstrated efficient operations, and generated free cash flow above expectations,” said Danny Brown, Chord Energy’s President and Chief Executive Officer. “Oil volumes exceeded the high-end of guidance with capital and operating expenses in line. This strong operational performance supported robust free cash flow, enabling high return of capital to shareholders. The Chord team also achieved a key operational milestone, with the successful delivery of our first four-mile pad during the quarter. Additionally, D&C cycle times continue to show positive trends. Separately, Chord has identified and is implementing multiple base production enhancement initiatives that are expected to grow volumes with a minimal increase to costs, further improving our free cash flow outlook. Chord’s high-quality, oil-weighted asset base combined with our relentless focus on continuous improvement position us well to maximize free cash flow and deliver long-term value for shareholders. I want to thank the entire Chord team for their continued focus on safe, efficient execution and their commitment to making our company better every day.”

1Q26 Operational and Financial Update:
The following table presents select 1Q26 operational and financial data compared to guidance released on February 25, 2026:

Metric	1Q26 Actual	1Q26 Guidance
Oil Volumes (MBopd)	158.0	152.5 – 155.5
NGL Volumes (MBblpd)	49.0	48.0 – 49.0
Natural Gas Volumes (MMcfpd)	411.4	401.0 – 409.0
Total Volumes (MBoepd)	275.6	267.3 – 272.7
CapEx ($MM)(1)	$344.9	$325 – $355
Oil Discount to WTI ($/Bbl)	$(2.35)	$(1.60) – $(2.60)
NGL Realization (% of WTI)	12%	5% – 15%
Natural Gas Realization (% of Henry Hub)	64%	50% – 60%
LOE ($/Boe)	$9.87	$9.40 – $10.40
Cash GPT ($/Boe)(2)	$2.79	$2.75 – $3.25
Cash G&A ($MM)(2)	$26.9	$23 – $28
Production Taxes (% of Oil, NGL and Natural Gas Sales)	7.5%	7.5% – 7.9%
Cash Interest ($MM)(2)	$26.0	$25 – $27
Cash Tax (% of Adjusted EBITDA)	2.9%	0% – 3%

___________________
(1)1Q26 includes $3.0MM of reimbursable non-op CapEx.
(2)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
Chord had 37 gross (30 net) operated TILs in 1Q26.
Return of Capital:
Chord declared a base dividend of $1.30 per share of common stock. The dividend will be payable on June 5, 2026 to shareholders of record as of May 20, 2026.

The Company repurchased 559,064 shares of common stock at a weighted average price of $126.53 per share totaling $70.7MM in 1Q26. Shares issued and outstanding were 56.3MM (57.1MM on a fully-diluted basis) as of March 31, 2026, compared to 56.8MM (57.2MM on a fully-diluted basis) as of December 31, 2025. Details regarding the Return of Capital calculation can be found in the Company’s most recent investor presentation located on its website at https://ir.chordenergy.com/presentations.
Operations Update:
•4-Mile Laterals: At the end of the first quarter, Chord brought online the five-well Toonie pad, representing the Company’s first full 4-mile DSU development. Capital costs were in line with expectations, supported by multi-well efficiencies, including simulfrac operations. Early performance is in line with expectations. Chord is scaling its 4-mile development in 2026, with approximately 40% of TILs and 60% of spuds expected to be 4-mile laterals. The broader program is expected to benefit from continued multi-well execution efficiencies.
•Execution: Chord continues to demonstrate strong operational execution and improving cycle times across its Williston Basin program. The Company remains the most active operator in the Bakken and the leader in the development of extended-reach laterals, including 4-mile wells. Drilling performance continues to improve, with the majority of 4-mile laterals successfully drilled in a single run, minimizing cycle times and driving cost efficiencies. Chord is also realizing cost savings from operating both its frac fleets on dual fuel, significantly reducing exposure to diesel price volatility. Completions execution remains strong, with consistent cleanout performance to total depth. Additionally, the Company continues to reduce facilities-related capital through infrastructure optimization, with the majority of the development program benefiting from equipment re-use and scalable facility design.
•Production/LOE: Chord delivered strong production above expectations in 1Q26 through its disciplined base optimization efforts, focused on low-cost, high-return initiatives. Key areas of focus include the application of AI to optimize artificial lift, expanding workover activity, various chemical treatment programs, logistics optimization, reducing cycle times to return non-producing wells, as well as other initiatives.

2026 Outlook Update:
Chord is updating its 2026 guidance to reflect 1Q26 performance, production optimization initiatives, faster cycle times, and its latest forecasts. Chord is driving base production higher through various initiatives discussed above, resulting in a higher volume outlook with minimal impact on costs. In 2026, Chord expects to generate approximately $3.1B of Adjusted EBITDA and $1.4B of Adjusted Free Cash Flow including the impact of derivatives ($80/Bbl WTI and $3.25/MMBtu Henry Hub for 2Q26-4Q26).
Key Update Summary:
•Volumes: FY26 oil volumes increased 2 MBopd at midpoint to 161 MBopd;
•2Q26 midpoint oil volume guidance of 164.0 MBopd reflects positive impacts from production optimization initiatives and faster D&C cycle times. 3Q26 volumes are expected to be similar levels to 2Q26 before declining in 4Q26;
•Capital: FY26 CapEx remains unchanged from the February 2026 guidance of $1.4B at midpoint;
•2Q26 CapEx guidance of $425MM at midpoint reflects faster D&C cycle times. CapEx is expected to decline in 3Q26 and fall further in 4Q26;
•Realizations: FY26 oil realization outlook improved to reflect current market premiums to WTI. FY26 NGL realizations adjusted to reflect higher absolute pricing, but a lower percentage of WTI. FY26 natural gas realizations are essentially unchanged from February 2026 guidance;
•LOE: Midpoint FY26 LOE increased $0.15/BOE to $9.95/BOE reflecting various production enhancement initiatives; and
•Activity: Chord continues to plan to TIL 135 – 165 gross operated wells (~40% 3-mile laterals and ~40% 4-mile laterals) with an average working interest of ~75%.
The following table presents select operational and financial guidance for the periods presented:

Metric	2Q26 Guidance	FY26 Guidance
Oil Volumes (MBopd)	162.5 - 165.5	160.0 - 162.0
NGL Volumes (MBblpd)	50.5 - 51.5	49.5 - 50.5
Natural Gas Volumes (MMcfpd)	400.0 - 408.0	401.0 - 407.0
Total Volumes (MBoepd)	279.7 - 285.0	276.4 - 280.3
CapEx ($MM)	$410 - $440	$1,355 - $1,445
Oil Premium/(Discount) to WTI ($/Bbl)	$0.50 - $1.50	$(0.50) - $0.50
NGL Realization (% of WTI)	4% - 10%	4% - 12%
Natural Gas Realization (% of Henry Hub)	25% - 35%	36% - 44%
LOE ($/Boe)	$9.70 - $10.70	$9.55 - $10.35
Cash GPT ($/Boe)(1)	$2.70 - $3.20	$2.70 - $3.10
Cash G&A ($MM)(1)	$24 - $26	$98 - $103
Production Taxes (% of Oil, NGL and Natural Gas Sales)	7.9% - 8.3%	7.8% - 8.1%
Cash Interest ($MM)(1)	$25 - $27	$100 - $108
Cash Tax (% of Adjusted EBITDA)(2)	2% - 8%	4% - 9%
___________________
(1)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(2)2Q26-4Q26 reflects $70/Bbl – $100/Bbl WTI.

Select Operational and Financial Data:
The following table presents select operational and financial data for the periods presented:

	1Q26	4Q25	1Q25
Production data:
Crude oil (MBopd)	158.0	153.0	153.7
NGL (MBblpd)	49.0	52.4	48.1
Natural gas (MMcfpd)(1)	411.4	404.2	414.5
Total production (MBoepd)	275.6	272.8	270.9
Percent crude oil	57.3%	56.1%	56.7%
Average sales prices:
Crude oil, without realized derivatives ($/Bbl)	$70.05	$56.90	$69.11
Differential to NYMEX WTI ($/Bbl)	(2.35)	(2.24)	(2.30)
Crude oil, with realized derivatives ($/Bbl)	69.57	58.62	69.08
Crude oil realized derivatives gain (loss) ($MM)	6.9	(24.3)	0.4
NGL, without realized derivatives ($/Bbl)	8.66	4.88	14.18
NGL, with realized derivatives ($/Bbl)	8.66	4.88	14.18
Natural gas, without realized derivatives ($/Mcf)(2)	3.14	1.40	2.30
Natural gas, with realized derivatives ($/Mcf)	2.82	1.56	2.31
Natural gas realized derivatives gain (loss) ($MM)	11.6	(5.9)	(0.1)
Selected financial data ($MM):
Revenues:
Crude oil revenues	$996.3	$801.0	$956.1
NGL revenues	38.2	23.5	61.3
Natural gas revenues	116.1	52.1	85.9
Total oil, NGL and natural gas revenues	$1,150.6	$876.6	$1,103.3
Cash flows:
Net cash provided by operating activities:	$507.5	$405.0	$656.9
Non-GAAP financial measures(3):
Adjusted EBITDA	$713.0	$506.4	$695.5
Adjusted FCF(4)	321.2	167.0	290.5
Adjusted Net Income Attributable to Common Stockholders	258.9	72.7	240.9
Select operating expenses:
LOE	$244.9	$244.0	$233.1
Gathering, processing and transportation expenses (“GPT”)	67.0	70.5	73.3
Production taxes	86.7	68.8	74.6
Depreciation, depletion and amortization	384.2	368.4	349.8
Total select operating expenses	$782.8	$751.7	$730.8
Select operating expenses ($/Boe):
LOE	$9.87	$9.72	$9.56
GPT	2.70	2.81	3.01
Production taxes	3.50	2.74	3.06
Depreciation, depletion and amortization	15.20	14.17	14.09
Total select operating expenses	$31.27	$29.44	$29.72
Earnings per share:
Basic earnings per share	$1.90	$1.48	$3.67
Diluted earnings per share	1.90	1.48	3.66
Adjusted diluted earnings per share (Non-GAAP)(3)	4.56	1.28	4.04
___________________
(1)Marcellus natural gas volumes were 130.5 MMcfpd in 1Q26, 119.0 MMcfpd in 4Q25 and 128.5 MMcfpd in 1Q25.

(2)Marcellus natural gas realized prices were $6.40/Mcf in 1Q26, $3.19/Mcf in 4Q25 and $4.71/Mcf in 1Q25.
(3)Non-GAAP financial measure. See “Non-GAAP Financial Measures” below for a reconciliation to the most directly comparable financial measures under GAAP.
(4)1Q26, 4Q25 and 1Q25 include $3.0MM, $8.0MM and $3.7MM of reimbursable non-op CapEx, respectively.
Capital Expenditures:
The following table presents the Company’s capital expenditures (“CapEx”) by category for the period presented (in millions):

1Q26
CapEx ($MM):
E&P(1)	$330.6
Midstream	14.2
Other	0.1
Total CapEx(2)	$344.9
__________________
(1)1Q26 includes $3.0MM of reimbursable non-op CapEx.
(2)1Q26 excludes capitalized interest costs of $0.9MM.
Acquisitions:
Acquisition and leasehold costs were $5.0MM in 1Q26.
Balance Sheet and Liquidity:
The following table presents key balance sheet data and liquidity metrics as of March 31, 2026 (in millions):

March 31, 2026
Revolving credit facility(1)	$2,000.0

Revolver borrowings	$—
Senior notes	1,500.0
Total debt	$1,500.0

Cash and cash equivalents	$225.8
Letters of credit	32.6
Liquidity	$2,193.2
___________________
(1)$2.75B borrowing base and $2.0B of elected commitments.

Contact:
Chord Energy Corporation
Bob Bakanauskas, VP, Finance
(281) 404-9600
ir@chordenergy.com
Conference Call Information
Investors, analysts and other interested parties are invited to listen to the webcast:

Date:	Wednesday, May 6, 2026
Time:	10:00 a.m. Central
Live Webcast:	https://app.webinar.net/A4B3GZlRDo1
You may use the following dial-in information to join the conference call by phone with operator assistance:

Dial-in:	1-800-836-8184
Intl. Dial-in:	1-646-357-8785
Conference ID:	27702
A recording of the conference call will be available beginning at 1:00 p.m. Central on the day of the call and will be available until Wednesday, May 13, 2026 by dialing:

Replay dial-in:	1-888-660-6345
Intl. replay:	1-646-517-4150
Replay access:	27702 #
The call will also be available for replay for approximately 30 days at https://www.chordenergy.com
Forward-Looking Statements and Cautionary Statements
Certain statements in this press release, other than statements of historical facts, that address activities, events or developments that Chord expects, believes or anticipates will or may occur in the future, including any statements regarding future opportunities for Chord, future financial performance and condition, guidance and statements regarding Chord’s expectations, beliefs, plans, financial condition, objectives, assumptions or future events or performance are forward-looking statements based on assumptions currently believed to be valid. Forward-looking statements are all statements other than statements of historical facts. The words “anticipate,” “believe,” “ensure,” “expect,” “if,” “intend,” “estimate,” “probable,” “project,” “forecasts,” “predict,” “outlook,” “aim,” “will,” “could,” “should,” “would,” “potential,” “may,” “might,” “anticipate,” “likely,” “plan,” “positioned,” “strategy” and similar expressions or other words of similar meaning, and the negatives thereof, are intended to identify forward-looking statements. Specific forward-looking statements include statements regarding Chord’s plans and expectations with respect to the return of capital plan, advancement of its extended lateral program and production levels, anticipated financial and operating results and other guidance. The forward-looking statements are intended to be subject to the safe harbor provided by Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995.
These forward-looking statements are based on certain assumptions made by Chord based on management’s experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Chord, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include, but are not limited to, changes in crude oil, NGL and natural gas realized prices, uncertainty regarding the future actions of foreign oil producers and the related impacts such actions have on the balance between the supply of and demand for crude oil, NGLs, and natural gas, the actions taken by OPEC+ with respect to oil production levels and announcements of potential changes in such levels, including the ability of the OPEC+ countries to agree on and comply with production levels, changes in trade policies and regulations, including increases or change in duties, current and potentially new tariffs or quotas and other similar measures, as well as the potential impact of retaliatory tariffs and other actions, war between Russia and Ukraine, military conflicts in the Red Sea Region, Iran, and the wider Middle East and their effect on commodity prices, changes or uncertainty in general economic and geopolitical conditions, inflation rates and the impact of associated monetary policy responses, including fluctuating interest rates, logistical challenges and supply chain disruptions, including as a result of conflicts, our business strategy, including the continued implementation of our 4-mile well program, the geographic concentration of our operations, uncertainties in estimating proved reserves and forecasting production results, drilling and completion of wells, operational factors affecting the commencement or maintenance of producing wells, the availability of infrastructure and midstream service providers, our ability to realize the anticipated benefits from acquisitions, the condition of the capital markets generally, as well as Chord’s ability to access them, the proximity to and capacity of transportation facilities, uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting Chord’s business and other important factors that could cause actual results to differ materially from those projected as described in Chord’s reports filed with the U.S. Securities and Exchange Commission (the “SEC”).
Any forward-looking statement speaks only as of the date on which such statement is made and Chord undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements. Additional information concerning other risk factors is also contained in Chord’s most recently filed Annual Report on Form 10-K for the year ended December 31, 2025, subsequent Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other SEC filings.
About Chord Energy
Chord Energy Corporation is an independent exploration and production company with quality and sustainable long-lived assets primarily in the Williston Basin. The Company is uniquely positioned with a best-in-class balance sheet and is focused on rigorous capital discipline and generating free cash flow by operating efficiently, safely and responsibly to develop its unconventional onshore oil-rich resources in the continental United States. For more information, please visit the Company’s website at www.chordenergy.com.

Chord Energy Corporation
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands, except share data)

	March 31, 2026	December 31, 2025

ASSETS
Current assets
Cash and cash equivalents	$225,802	$189,531
Accounts receivable, net	1,352,546	1,116,685
Inventory	100,218	115,713
Prepaid expenses	30,226	33,767
Derivative instruments	1,161	77,312
Other current assets	3,683	5,061
Total current assets	1,713,636	1,538,069
Property, plant and equipment
Oil and gas properties (successful efforts method)	15,205,562	14,848,968
Other property and equipment	60,508	60,395
Less: accumulated depreciation, depletion and amortization	(3,950,750)	(3,572,834)
Total property, plant and equipment, net	11,315,320	11,336,529
Derivative instruments	3,518	8,366
Investment in equity securities	140,096	119,698
Long-term inventory	26,417	30,759
Operating right-of-use assets	8,968	12,749
Other assets	28,899	28,104
Total assets	$13,236,854	$13,074,274

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$90,764	$41,795
Revenues and production taxes payable	716,094	618,258
Accrued liabilities	686,320	735,386
Accrued interest payable	4,301	28,594
Derivative instruments	154,366	—
Current operating lease liabilities	11,146	14,656
Other current liabilities	10,123	11,898
Total current liabilities	1,673,114	1,450,587
Long-term debt	1,480,469	1,479,581
Deferred tax liabilities	1,582,722	1,615,850
Asset retirement obligations	428,773	432,802
Derivative instruments	10,204	—
Operating lease liabilities	9,565	10,518
Other liabilities	5,660	4,982
Total liabilities	5,190,507	4,994,320
Commitments and contingencies
Stockholders’ equity
Common stock, $0.01 par value: 240,000,000 shares authorized, 67,231,897 shares issued and 56,284,329 shares outstanding at March 31, 2026; and 240,000,000 shares authorized, 67,150,747 shares issued and 56,762,243 shares outstanding at December 31, 2025	676	675
Treasury stock, at cost: 10,947,568 shares at March 31, 2026 and 10,388,504 shares at December 31, 2025	(1,375,456)	(1,304,092)
Additional paid-in capital	7,343,454	7,339,735
Retained earnings	2,077,673	2,043,636
Total stockholders’ equity	8,046,347	8,079,954
Total liabilities and stockholders’ equity	$13,236,854	$13,074,274

Chord Energy Corporation
Condensed Consolidated Statements of Operations (Unaudited)
(In thousands, except per share data)

	Three Months Ended March 31,
	2026	2025

Revenues
Oil, NGL and gas revenues	$1,150,589	$1,103,425
Purchased oil and gas sales	515,046	111,622
Total revenues	1,665,635	1,215,047
Operating expenses
Lease operating expenses	244,909	233,074
Gathering, processing and transportation expenses	67,018	73,314
Purchased oil and gas expenses	509,832	111,368
Production taxes	86,711	74,642
Depreciation, depletion and amortization	384,215	349,809
General and administrative expenses	37,508	38,377
Exploration and impairment	2,563	1,983
Total operating expenses	1,332,756	882,567
Gain on sale of assets, net	343	5,516
Operating income	333,222	337,996
Other income (expense)
Net loss on derivative instruments	(241,471)	(20,281)
Net gain (loss) from investment in equity securities	22,829	(4,900)
Interest expense, net of capitalized interest	(26,596)	(15,818)
Loss on debt extinguishment	—	(3,494)
Other income (expense), net	6,329	(501)
Total other expense, net	(238,909)	(44,994)
Income before income taxes	94,313	293,002
Income tax benefit (expense)	14,295	(73,165)
Net income	$108,608	$219,837
Earnings per share:
Basic	$1.90	$3.67
Diluted	$1.90	$3.66
Weighted average shares outstanding:
Basic	56,717	59,502
Diluted	56,774	59,665

Chord Energy Corporation
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended March 31,
	2026	2025

Cash flows from operating activities:
Net income	$108,608	$219,837
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, depletion and amortization	384,215	349,809
Loss on debt extinguishment	—	3,494
Gain on sale of assets	(343)	(5,516)
Deferred income taxes	(33,128)	29,765
Net loss on derivative instruments	241,471	20,281
Net (gain) loss from investment in equity securities	(22,829)	4,900
Equity-based compensation expenses	8,042	6,876
Settlement of asset retirement obligations	(9,833)	(8,521)
Deferred financing costs amortization and other	(3,067)	(1,241)
Working capital and other changes:
Change in accounts receivable, net	(264,809)	(25,369)
Change in inventory	14,980	(9,499)
Change in prepaid expenses	4,630	5,205
Change in accounts payable, interest payable and accrued liabilities	81,698	60,353
Change in other assets and liabilities, net	(2,168)	6,519
Net cash provided by operating activities	507,467	656,893
Cash flows from investing activities:
Capital expenditures	(351,284)	(308,913)
Acquisitions	(4,978)	(17,876)
Proceeds from divestitures	326	6,204
Derivative settlements	4,099	972
Contingent consideration received	25,000	25,000
Distributions from investment in equity securities	2,432	2,343
Net cash used in investing activities	(324,405)	(292,270)
Cash flows from financing activities:
Proceeds from revolving credit facility	5,000	1,060,000
Principal payments on revolving credit facility	(5,000)	(1,445,000)
Repayment and discharge of senior notes	—	(401,432)
Issuance of senior notes	—	750,000
Deferred financing costs	—	(12,999)
Repurchases of common stock	(67,738)	(215,153)
Tax withholding on vesting of equity-based awards	(4,323)	(14,356)
Dividends paid	(74,184)	(86,464)
Payments on finance lease liabilities	(546)	(415)
Net cash used in financing activities	(146,791)	(365,819)
Increase (decrease) in cash and cash equivalents	36,271	(1,196)
Cash and cash equivalents:
Beginning of period	189,531	36,950
End of period	$225,802	$35,754
Supplemental non-cash transactions:
Change in accrued capital expenditures	$(7,872)	$46,208
Change in asset retirement obligations	1,486	540
Change in dividends payable	388	7,623

Non-GAAP Financial Measures
The following are non-GAAP financial measures not prepared in accordance with GAAP that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company believes that the foregoing are useful supplemental measures that provide an indication of the results generated by the Company’s principal business activities. However, these measures are not recognized by GAAP and do not have a standardized meaning prescribed by GAAP. Therefore, these measures may not be comparable to similar measures provided by other issuers. From time to time, the Company provides forward-looking forecasts of these measures; however, the Company is unable to provide a quantitative reconciliation of the forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measures because management cannot reliably quantify certain of the necessary components of such forward-looking GAAP measures. The reconciling items in future periods could be significant. To see how the Company reconciles its historical presentations of these non-GAAP financial measures to the most directly comparable GAAP measures, please visit the Investors—Documents & Disclosures—Non-GAAP Reconciliation page on the Company’s website at https://ir.chordenergy.com/non-gaap.
Cash GPT
The Company defines Cash GPT as total GPT expenses less non-cash valuation charges on pipeline imbalances. Cash GPT is not a measure of GPT expenses as determined by GAAP. Management believes that the presentation of Cash GPT provides useful additional information to investors and analysts to assess the cash costs incurred to market and transport the Company’s commodities from the wellhead to delivery points for sale without regard to the change in value of its pipeline imbalances, which vary monthly based on commodity prices.
The following table presents a reconciliation of the GAAP financial measure of GPT expenses to the non-GAAP financial measure of Cash GPT for the periods presented:

	Three Months Ended March 31,
	2026	2025

	(In thousands)
GPT	$67,018	$73,314
Pipeline imbalances	2,307	549
Cash GPT	$69,325	$73,863

Cash G&A
The Company defines Cash G&A as total G&A expenses less G&A expenses directly attributable to certain merger and acquisition activity, non-cash equity-based compensation expenses and other non-cash charges. Cash G&A is not a measure of G&A expenses as determined by GAAP. Management believes that the presentation of Cash G&A provides useful additional information to investors and analysts to assess the Company’s operating costs in comparison to peers without regard to the aforementioned charges, which can vary substantially from company to company.
The following table presents a reconciliation of the GAAP financial measure of G&A expenses to the non-GAAP financial measure of Cash G&A for the periods presented:

	Three Months Ended March 31,
	2026	2025

	(In thousands)
General and administrative expenses	$37,508	$38,377
Merger and acquisition costs(1)	—	(5,135)
Equity-based compensation expenses	(8,042)	(6,876)
Other non-cash adjustments	(2,534)	1,983
Cash G&A	$26,932	$28,349
___________________
(1)1Q25 primarily includes costs directly attributable to the arrangement with Enerplus.

Cash Interest
The Company defines Cash Interest as interest expense plus capitalized interest less amortization of deferred financing costs. Cash Interest is not a measure of interest expense as determined by GAAP. Management believes that the presentation of Cash Interest provides useful additional information to investors and analysts for assessing the interest charges incurred on the Company’s debt to finance its operating activities and the Company’s ability to maintain compliance with its debt covenants.
The following table presents a reconciliation of the GAAP financial measure of interest expense to the non-GAAP financial measure of Cash Interest for the periods presented:

	Three Months Ended March 31,
	2026	2025

	(In thousands)
Interest expense	$26,596	$15,818
Capitalized interest	933	1,079
Amortization of deferred financing costs	(1,531)	(1,270)
Cash Interest	$25,998	$15,627
Adjusted EBITDA and Adjusted Free Cash Flow
The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation, depletion and amortization (“DD&A”), merger costs, exploration expenses, impairment expenses, loss on debt extinguishment and other similar non-cash or non-recurring charges. The Company defines Adjusted Free Cash Flow as Adjusted EBITDA less Cash Interest and CapEx (excluding capitalized interest and acquisition capital).
Adjusted EBITDA and Adjusted Free Cash Flow are not measures of net income or cash flows from operating activities as determined by GAAP. Management believes that the presentation of Adjusted EBITDA and Adjusted Free Cash Flow provides useful additional information to investors and analysts for assessing the Company’s results of operations, financial performance, its ability to generate cash from its business operations without regard to its financing methods or capital structure and the Company’s ability to maintain compliance with its debt covenants.

The following table presents reconciliations of the GAAP financial measures of net income and net cash provided by operating activities to the non-GAAP financial measures of Adjusted EBITDA and Adjusted Free Cash Flow for the periods presented:

	Three Months Ended March 31,
	2026	2025

	(In thousands)
Net income	$108,608	$219,837
Interest expense, net of capitalized interest	26,596	15,818
Loss on debt extinguishment	—	3,494
Income tax (benefit) expense	(14,295)	73,165
Depreciation, depletion and amortization	384,215	349,809
Merger and acquisition costs(1)	—	5,135
Exploration and impairment expenses	2,563	1,983
Gain on sale of assets, net	(343)	(5,516)
Net loss on derivative instruments	241,471	20,281
Realized loss on commodity price derivative contracts	(18,500)	(251)
Net (gain) loss from investment in equity securities	(22,829)	4,900
Distributions from investment in equity securities	2,432	2,359
Equity-based compensation expenses	8,042	6,876
Other non-cash adjustments	(4,914)	(2,379)
Adjusted EBITDA	713,046	695,511
Cash interest	(25,998)	(15,627)
CapEx(2)	(344,886)	(355,439)
Cash taxes paid	(21,000)	(33,949)
Adjusted Free Cash Flow	$321,162	$290,496

Net cash provided by operating activities	$507,467	$656,893
Changes in working capital	165,669	(37,209)
Interest expense, net of capitalized interest	26,596	15,818
Current income tax expense	18,833	43,400
Merger and acquisition costs(1)	—	5,135
Exploration expenses	2,557	1,982
Realized loss on commodity price derivative contracts	(18,500)	(251)
Distributions from investment in equity securities	2,432	2,359
Settlement of asset retirement obligations	9,833	8,521
Deferred financing costs amortization and other	3,073	1,242
Other non-cash adjustments	(4,914)	(2,379)
Adjusted EBITDA	713,046	695,511
Cash interest	(25,998)	(15,627)
CapEx(2)	(344,886)	(355,439)
Cash taxes paid	(21,000)	(33,949)
Adjusted Free Cash Flow	$321,162	$290,496
___________________
(1)1Q25 primarily includes costs directly attributable to the arrangement with Enerplus.
(2)1Q26 and 1Q25 include $3.0MM and $3.7MM of reimbursable non-op CapEx, respectively, and exclude capitalized interest costs of $0.9MM and $1.1MM, respectively.

Adjusted Net Income and Adjusted Diluted Earnings Per Share
Adjusted Net Income and Adjusted Diluted Earnings Per Share are supplemental non-GAAP financial measures that are used by management and external users of the Company’s financial statements, such as industry analysts, investors, lenders and rating agencies. The Company defines Adjusted Net Income as net income after adjusting for (1) the impact of certain non-cash items, including non-cash changes in the fair value of derivative instruments, non-cash changes in the fair value of the Company’s investment in an unconsolidated affiliate, impairment, loss on debt extinguishment and other similar non-cash charges (2) merger and acquisition costs and (3) the impact of taxes based on an estimated tax rate applicable to those adjusting items in the same period. Adjusted Net Income is not a measure of net income as determined by GAAP.
The Company calculates earnings per share under the two-class method in accordance with GAAP. The two-class method is an earnings allocation formula that computes earnings per share for each class of common stock and participating security according to dividends declared (or accumulated) and participation rights in undistributed earnings. Adjusted Diluted Earnings Per Share is calculated as (i) Adjusted Net Income (ii) less distributed and undistributed earnings allocated to participating securities (iii) divided by the weighted average number of diluted shares outstanding for the periods presented.
The following table presents reconciliations of the GAAP financial measure of net income to the non-GAAP financial measure of Adjusted Net Income and the GAAP financial measure of diluted earnings per share to the non-GAAP financial measure of Adjusted Diluted Earnings Per Share for the periods presented:

	Three Months Ended March 31,
	2026	2025

	(In thousands)
Net income	$108,608	$219,837
Net loss on derivative instruments	241,471	20,281
Realized loss on commodity price derivative contracts	(18,500)	(251)
Net (gain) loss from investment in equity securities	(22,829)	4,900
Distributions from investment in equity securities	2,432	2,359
Merger and acquisition costs(1)	—	5,135
Gain on sale of assets, net	(343)	(5,516)
Amortization of deferred financing costs	1,531	1,270
Loss on debt extinguishment	—	3,494
Other non-cash adjustments	(4,908)	(2,378)
Tax impact(2)	(46,517)	(6,889)
Adjusted net income	260,945	242,242
Distributed and undistributed earnings allocated to participating securities	(2,023)	(1,351)
Adjusted net income attributable to common stockholders	$258,922	$240,891

	Three Months Ended March 31,
	2026	2025

Diluted earnings per share	$1.91	$3.68
Net loss on derivative instruments	4.25	0.34
Realized loss on commodity price derivative contracts	(0.33)	—
Net (gain) loss from investment in equity securities	(0.40)	0.08
Distributions from investment in equity securities	0.04	0.04
Merger and acquisition costs(1)	—	0.09
Gain on sale of assets, net	(0.01)	(0.09)
Amortization of deferred financing costs	0.03	0.02
Loss on debt extinguishment	—	0.06
Other non-cash adjustments	(0.09)	(0.04)
Tax impact(2)	(0.80)	(0.12)
Adjusted Diluted Earnings Per Share	4.60	4.06
Less: Distributed and undistributed earnings allocated to participating securities	(0.04)	(0.02)
Adjusted Diluted Earnings Per Share	$4.56	$4.04

Diluted weighted average shares outstanding (in thousands)	56,774	59,665

Tax rate applicable to adjustment items(2)	23.4%	23.5%
_____________________
(1)1Q25 primarily includes costs directly attributable to the arrangement with Enerplus.
(2)The tax impact is computed by applying an estimated tax rate to the adjustments for certain non-cash and non-recurring items.